Exhibit 10.1

DIP FACILITY TERM SHEET
DATED as of September 16, 2014
WHEREAS the Borrower (as defined below) has requested that the DIP Lender (as defined below) provide financing to fund certain of the Borrower’s obligations during the pendency of the Borrower’s proceeding (the “CCAA Proceeding”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”) to be commenced before the Ontario Superior Court of Justice (Commercial List) (the “CCAA Court”) and in accordance with the terms and conditions set out herein;
NOW THEREFORE the parties, in consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are hereby irrevocably acknowledged), agree as follows:

BORROWER:	U. S. Steel Canada Inc. (the “Borrower”)
GUARANTORS:
Unconditional guarantees by:
1.    All existing and future direct or indirect wholly owned subsidiaries of the Borrower that are also debtor companies in the CCAA Proceeding (collectively with the Borrower, the “CCAA Debtors”); and
2.    All other existing and future wholly-owned direct or indirect subsidiaries of the Borrower unless otherwise agreed by the DIP Lender (as defined below) (collectively with the CCAA Debtors other than the Borrower, the “Guarantors” and collectively with the CCAA Parties including the Borrower, the “Loan Parties”).

DIP LENDER:	U.S. Steel Holdings, Inc. (in such capacity only, the “DIP Lender”) and/or one or more affiliates thereof, to be designated at closing.
STATUS OF EXISTING FACILITY:
In consideration of the DIP Lender agreeing to provide the DIP Facility (as defined below) and with effect upon the earlier of the date of execution of this DIP Facility Term Sheet (the “Agreement”) and the date immediately preceding the date upon which the Borrower obtains an initial order in the CCAA Proceeding (the “Initial Order”), the Borrower agrees that no further credit is available under (i) the Loan Agreement dated as of October 29, 2007, as amended by Letter Agreement dated as of December 21, 2007, between U. S. Steel Canada Limited Partnership, as lender and 1344973 Alberta ULC (predecessor to U. S. Steel Canada Inc.) as borrower (the “Pre-Filing Unsecured Credit Agreement”); and (ii) the Third Amended and Restated Loan Agreement dated as of October 30, 2013 between United States Steel Credit Corporation (predecessor of U. S. Steel Holdings, Inc.) and U. S. Steel Canada Inc. (the “Pre-Filing Secured Credit Agreement” and together with the Unsecured Pre-Filing Credit Agreement, the “Pre-Filing Credit Agreements”) and agrees that it will not request any further draws thereunder.

DIP FACILITY & DIP COMMITMENT:
A superpriority (debtor in possession) revolving credit facility (the “DIP Facility”) up to the maximum principal amount of CDN$185,000,000.00 (the “Maximum Commitment”), subject to the terms and conditions contained herein. The maximum amount of credit available under the DIP Facility from time to time (the “Maximum Availability”) shall be determined in accordance with the schedule of Maximum Availability attached hereto as Schedule “A”, subject to such changes (if any) to which the Borrower and the DIP Lender may agree from time to time. All advances by the DIP Lender to the Borrower under the DIP Facility shall be referred to herein as the “DIP Advances”.
The Borrower may request a DIP Advance by providing notice to the DIP Lender before 9:00 a.m. Eastern Standard Time on the second business day prior to the date the DIP Advance is to be made.
DIP Advances shall be deposited into a bank account to be designated by the Borrower at a financial institution approved by the DIP Lender (the “Borrower’s Account”) and utilized by the Borrower in accordance with the terms of this Agreement. The DIP Facility will revolve in multiples of $500,000. The Borrower’s Account shall be subject to a first priority security interest in favour of the DIP Lender (subject to the Permitted Priority Liens (as defined below)) and the Borrower shall use commercially reasonable efforts to obtain an account control agreement with the depository bank in a form and substance acceptable to the DIP Lender.

USE OF PROCEEDS:
The Borrower is authorized to use DIP Advances: (i) to provide working capital and for other general corporate purposes of the Loan Parties; (ii) to make payments necessary to comply with the Initial Order; (iii) to provide guarantees, letters of credit, and other forms of credit support related to the Loan Parties’ business and operations; and (iv) to pay interest, fees and expenses payable under the DIP Facility, in each case of the foregoing paragraphs (i) to (iv), consistent with the Agreed Budgets (as defined below) in all material respects to the extent reasonably practicable in the circumstances; provided that no proceeds from the DIP Facility or the Collateral (defined below) shall be used other than in accordance with this Agreement unless otherwise agreed in writing by the DIP Lender.

EVIDENCE OF INDEBTEDNESS:
The DIP Lender shall open and maintain accounts and records evidencing the DIP Advances. The DIP Lender’s accounts and records constitute, in the absence of manifest error, prima facie evidence of the indebtedness of the Borrower to the DIP Lender pursuant to the DIP Facility.

DENOMINATION:	Unless otherwise stated all monetary dominations shall be in Canadian dollars.
INTEREST RATE:
Borrowings under the DIP Facility shall bear interest at five percent (5.00%) per annum on the outstanding principal balance of the DIP Advances.
Interest shall be paid monthly in arrears on the first business day of the month following the month in respect of which interest is being paid. Upon the occurrence of an Event of Default, the Interest Rate shall increase by 2% per annum.
All interest and fees will be calculated on the basis of a 365 day year and actual days elapsed.

FEES:
The Borrower shall pay the DIP Lender a fee equal to 2% of the Maximum Commitment, which amount shall be earned by the DIP Lender upon acceptance of this Agreement by the Borrower and issuance by the CCAA Court of the DIP Order (as defined below) and payable by the Borrower from the initial DIP Advance.
If the DIP Facility is permanently and indefeasibly repaid prior to the Borrower or any of the CCAA Debtors, as applicable, exiting the CCAA Proceeding utilizing funds advanced to any of the Loan Parties by a party other than the DIP Lender, the Borrower shall pay the DIP Lender an exit fee (the “Exit Fee”) of $5.55 million, being 3% of the Maximum Commitment.

REPAYMENT:
All amounts owing to the DIP Lender under the DIP Facility shall be due and payable on the earliest of the occurrence of any of the following: (i) December 31, 2015; (ii) the implementation of a plan of compromise or arrangement within the CCAA Proceeding (a “Plan”), which has been approved by the requisite majorities of the Borrower’s creditors, by an order entered by the CCAA Court (the “Sanction Order”) and by the DIP Lender; (iii) conversion of the CCAA Proceeding into a proceeding under the Bankruptcy and Insolvency Act (Canada) (“BIA”); (iv) the completion of the sale of all or substantially all of the assets of the Loan Parties in the aggregate (unless the DIP Lender consents to such sale and agrees that the DIP Facility shall remain outstanding, subject to any reduction to the Maximum Availability required by the DIP Lender); and (v) an Event of Default, as defined below, in respect of which the DIP Lender has elected at its sole discretion to accelerate all amounts owing and demand repayment (such earliest date, the “Maturity Date”). The DIP Lender’s commitment to make DIP Advances to the Borrower shall expire on the Maturity Date and all amounts outstanding under the DIP Facility shall be permanently and indefeasibly repaid no later than the Maturity Date, without the DIP Lender being required to make demand upon the Borrower or the other Loan Parties or to give notice that the DIP Facility has expired and the obligations thereunder are due and payable, except as required by the DIP Order. The Sanction Order shall not discharge or otherwise affect in any way any of the joint and several obligations of Borrower and the other Loan Parties to the DIP Lender under the DIP Facility, other than after the permanent and indefeasible payment in cash to the DIP Lender of all obligations under the DIP Facility on or before the date the Plan is implemented.

MANDATORY PREPAYMENT:
Unless the DIP Lender consents otherwise, the Borrower is required to prepay amounts outstanding under the DIP Facility: (i) upon the receipt of net cash proceeds from the issuance by any of the Loan Parties of any indebtedness other than (a) trade payables and (b) capital leases and purchase-money security interests incurred in the ordinary course of business (collectively, the “Permitted Debt”); (ii) upon receipt of insurance proceeds or condemnation awards unless the Loan Parties reinvest such proceeds in similar assets prior to the earlier of the Maturity Date and 270 days from the receipt of such proceeds; (iii) upon the receipt of net cash proceeds from the sale of any of the Collateral outside the ordinary course of business; and (iv) the amount by which the Loan Parties’ cash on hand (which amount shall be determined after deduction for cheques or other orders for payment issued by the Borrower but not yet presented for payment), determined as at the close of business on the Friday of each week, exceeds $20 million, unless the DIP Lender otherwise agrees. A prepayment pursuant to subparagraphs (i)-(iii) above will result in a permanent reduction of the Maximum Commitment equal to the amount by which such prepayment exceeds $500,000.

VOLUNTARY PREPAYMENTS:
Voluntary prepayment of the DIP Facility is permitted in whole or in partial payments of at least $500,000, with prior written notice to the DIP Lender, provided that the Borrower shall not be permitted to permanently reduce the Maximum Commitment or terminate the DIP Facility prior to the Maturity Date.

DIP LENDER ACCOUNT:	All payments to the DIP Lender shall be made by wire transfer to the account specified in writing to the Borrower from time to time.

AGREED BUDGETS:
Attached hereto as Schedule “B” are the following:
1.    A rolling 13-week period detailed budget (the “Agreed Weekly Budget”), which is in form and substance satisfactory to the DIP Lender; and
2.    A 12-month period detailed budget (the “Agreed Monthly Budget”), which is in form and substance satisfactory to the DIP Lender.
Every four weeks, the Borrower will provide the DIP Lender with an updated weekly budget of the following 13 week period in reasonably similar form to the Agreed Weekly Budget attached as Schedule “B” hereto (as updated, the “Updated Weekly Budget”) describing the Borrower’s updated cash flow requirements which must be prepared by the Borrower in good faith and approved by the Monitor. An Updated Weekly Budget which has been approved by the Monitor and does not result in the occurrence of an Updated Budget Default (as defined below) shall be the Agreed Weekly Budget for the purpose of this Agreement. In addition, the DIP Lender may from time-to-time require the Borrower to provide an updated monthly budget for the following 12 month period (but not to extend past December 31, 2015) in reasonably similar form to the Agreed Monthly Budget attached as Schedule “B” hereto (the “Updated Monthly Budget”) describing the Borrower’s updated cash flow requirements, which must be prepared in good faith by the Borrower and approved by the Monitor. The Borrower shall deliver an updated Monthly Budget within three (3) business days following the request therefor. An Updated Monthly Budget which has been approved by the Monitor and does not result in an Updated Budget Default shall be the Agreed Monthly Budget for the purpose of this Agreement. The DIP Lender shall provide written notice to the Borrower indicating that an Updated Weekly or Monthly Budget has resulted in the occurrence of an Updated Budget Default by the close of business on the third (3rd) business day following receipt of such Updated Weekly or Monthly Budget, failing which such Updated Weekly or Monthly Budget shall be deemed not to have resulted in the occurrence of an Updated Budget Default. The Agreed Weekly Budget and the Agreed Monthly Budget in effect from time to time are referred to as the “Agreed Budgets”.

CONDITIONS PRECEDENT TO DIP ADVANCES:
The DIP Lender’s agreement to make DIP Advances to the Borrower is subject to satisfaction of the following conditions precedent (the “Funding Conditions”), as determined by the DIP Lender in its sole discretion:
1.    Immediately prior to September 16, 2014 (the “Filing Date”), the Borrower agrees that in consideration of the DIP Lender agreeing to provide the DIP Facility, no further credit is available under the Pre-filing Credit Agreements and that it will not request any further draws thereunder;
2.    The Borrower’s application materials in connection with its application for the Initial Order shall be satisfactory to the DIP Lender and such application shall be brought before the CCAA Court on the Filing Date on notice to such parties as are acceptable to the DIP Lender;
3.    The Court shall have issued the Initial Order, which must be satisfactory to the DIP Lender, on or before the Filing Date, the Initial Order has not been amended, restated or modified without the consent of the DIP Lender, all applicable appeal periods related thereto have expired and any appeal or motion for leave to appeal, has been finally disposed of with no further right of appeal or leave to appeal (a “Final Order” for the purposes hereof);
4.    On the Filing Date the CCAA Court shall have issued an order satisfactory to the DIP Lender approving the process for giving interested parties notice of the hearing for approval of the DIP Facility and other relief to be sought by the CCAA Debtors under the DIP Order (as defined below) (the “DIP Approval Process Order”);
5.    A motion for the DIP Order, in form and substance satisfactory to the DIP Lender, shall be served on such parties as required by the DIP Lender within four (4) business days of the Filing Date and subsequently filed with the CCAA Court and notice of the hearing shall be given to the applicable recipients in accordance with the DIP Approval Process Order;

6.    The CCAA Court shall have issued and entered an order (the “DIP Order”) within 21 days of the Filing Date, in form and substance satisfactory to the DIP Lender, approving this Agreement and the DIP Facility, granting the DIP Lender a charge (the “DIP Lender’s Charge”) on the Collateral of the CCAA Debtors securing all obligations owing by the CCAA Debtors to the DIP Lender hereunder including, without limitation, all principal, interest and DIP Lender’s Fees and Expenses (as defined below) (collectively, the “DIP Obligations”) and such order shall not have been amended, restated or modified without the consent of the DIP Lender and shall have become a Final Order. Between the date of issuance of the DIP Order and the date the DIP Order becomes a Final Order, the DIP Lender will advance up to $35 million to the Borrower under the DIP Facility (or such higher amount, if any, as the DIP Lender may agree) in accordance with the terms of this Agreement, provided the other Funding Conditions have been satisfied and the DIP Order has not been stayed. Without limiting the foregoing, the DIP Order shall provide that the DIP Lender’s Charge shall have priority over all liens, charges, mortgages, encumbrances and security interests of every kind and nature whatsoever granted by the CCAA Debtors or against the Collateral of the CCAA Debtors (collectively, “Liens”) in form and substance satisfactory to the DIP Lender subject in priority only to:
(a)    an administrative charge on the Collateral of the CCAA Debtors in an aggregate amount not to exceed $6.5 million;
(b)    a directors and officers liability charge on the Collateral of the CCAA Debtors in an amount not to exceed $39 million; and
(c)    the Permitted Priority Liens (as defined below);
(the charges set forth in the preceding clauses (a) and (b) together, the “Priority Charges”);

7.    In addition to the orders of the CCAA Court in the CCAA Proceeding described above, the Borrower shall otherwise be in compliance with the timetable for the CCAA Proceeding attached hereto as Schedule “C” (the “CCAA Timetable”);
8.    The DIP Credit Documentation (as defined below) shall be satisfactory to the DIP Lender in its discretion, acting reasonably, and has been executed by the Loan Parties and the DIP Lender;
9.    No Court Order shall provide that the Pre-Filing Debt (as defined below) owing by the CCAA Debtors to USS and its subsidiaries (other than the Borrower and its subsidiaries) in their capacity as vendors (the “USS Vendors”) shall be treated in a manner that is less favorable than any similarly situated material creditor or that all subsequent post-filing payables owed to the USS Vendors shall be paid otherwise than in cash upon delivery or, in each case, as may be acceptable to the DIP Lender;
10.    The DIP Lender shall be satisfied that the Loan Parties have complied with and are continuing to comply in all material respects with all applicable laws, regulations and policies in relation to their businesses other than as may be permitted under a Court Order (as defined below) which is satisfactory to the DIP Lender in its discretion;
11.    The DIP Lender shall have received from the Borrower a written request for a DIP Advance which shall be executed by an officer of the Borrower and shall certify that the requested DIP Advance is within the Maximum Availability and that the Borrower is in compliance with the DIP Credit Documentation and the Court Orders;
12.    The DIP Lender shall have received the Agreed Budgets in reasonably similar form to the Agreed Budgets attached as Schedule “B” hereto and any updates to the Agreed Budgets, all of which must be satisfactory to the Monitor and must not result in the occurrence of an Updated Budget Default;
13.    The requested DIP Advance shall not, if advanced to the Borrower, cause the aggregate amount of all DIP Advances to exceed the Maximum Availability or the Maximum Commitment;
14.    If a DIP Lender Fees and Expenses Repayment Event (as defined below) has occurred, upon request of the DIP Lender, all DIP Lender Fees and Expenses (as defined below) shall have been paid to the DIP Lender or will be paid from the proceeds of the requested DIP Advance within such period of time as is acceptable to the DIP Lender in its discretion;
15.    No Event of Default has occurred;
16.    No Event of Default will occur as a result of the requested DIP Advance; and
17.    There are no Liens ranking in priority to the DIP Lender’s Charge, other than the Permitted Priority Liens.

COSTS AND EXPENSES:
The Borrower shall pay all of the DIP Lender’s costs, including all legal fees and disbursements, any costs of realization or enforcement and all Consultant Costs (as defined below) on a full indemnity basis in each case in connection with or otherwise related to the DIP Facility, the DIP Lender’s Charge, the DIP Credit Documentation, this Agreement or the CCAA Proceeding (collectively, the “DIP Lender Fees and Expenses”). Without limiting the foregoing, the Borrower shall pay to the DIP Lender all fees and expenses (“Consultant Costs”) of each of McKinsey Recovery and Transformation Services U.S. LLC and Evercore Group L.L.C. (together, the “Consultants”) in each case in connection with or otherwise related to the DIP Facility, the DIP Lender’s Charge, the DIP Credit Documentation, this Agreement or the CCAA Proceeding. All DIP Lender Fees and Expenses incurred prior to or after the Filing Date shall be added to the principal amount of the Pre-Filing Secured Loan Amount (as defined below), provided, however, that if some or all of the DIP Lender Fees and Expenses are not admitted pursuant to the Claims Process (as defined below) as part of the Pre-Filing Secured Loan Amount (the “Disallowed Amount”), then such Disallowed Amount shall be added to the DIP Obligations and secured by the DIP Lender’s Charge. Notwithstanding the foregoing, if a DIP Lender Fees and Expenses Repayment Event occurs, upon request by the DIP Lender the Borrower shall pay all DIP Lender Fees and Expenses to the DIP Lender within such period of time as is acceptable to the DIP Lender in its discretion. A “DIP Lender Fees and Expenses Repayment Event” means the payment, or agreement to pay, by any of the CCAA Debtors of any legal, consulting or other professional fees and/or disbursements attributable to, incurred or payable by or otherwise for the benefit of any party other than the DIP Lender, the Monitor and the CCAA Debtors.

DIP FACILITY SECURITY AND DOCUMENTATION:
All obligations of the Borrower and the other Loan Parties under or in connection with the DIP Facility, this Agreement and any other documentation in respect of the DIP Facility that is requested by the DIP Lender (which shall be in form and substance satisfactory to the DIP Lender in its sole discretion) (collectively, the “DIP Loan Documents”) shall be secured by the DIP Security (as defined below) (together with the DIP Loan Documents, the “DIP Credit Documentation”) and the DIP Lender’s Charge.
The DIP Obligations shall be secured by:
1.    The DIP Lender’s Charge; and
2.    A security interest (the “DIP Security”) in and lien on all now owned or hereafter acquired assets and property of each of the Loan Parties, real and personal, tangible or intangible (the “Collateral”), but excluding (i) such assets, if any, as the DIP Lender in its discretion determines to be immaterial or to be assets for which the costs and other burdens of establishing and perfecting a security interest outweigh the benefits of establishing and perfecting such security interest, and (ii) other exceptions to be mutually agreed.
The DIP Security shall be perfected first priority and not subject to subordination other than to the Permitted Priority Liens.
Notwithstanding the above, no DIP Advance nor the DIP Lender’s Charge nor the DIP Security may be used to investigate, object to or challenge in any way any claims of the DIP Lender under the Pre-Filing Credit Agreements or otherwise assert any affirmative claims regarding the Liens held by or on behalf of the DIP Lender including, without limitation, in respect of the DIP Facility or the Pre-Filing Secured Credit Agreement. For greater certainty, nothing in this paragraph shall restrict the engagement by the Monitor of independent legal counsel to assess the validity and enforceability of the security held by the DIP Lender in respect of advances under the Pre-Filing Secured Credit Agreement or the Borrower’s payment to the Monitor of its fees therefor and reimbursement of the Monitor’s out of pocket fees and expenses incurred in connection therewith.

CASH MANAGEMENT SYSTEM:
Subject to the Agreed Budgets and other limitations set forth herein, the Borrower may only request and apply DIP Advances through a Cash Management System with the DIP Lender to be agreed to by the Borrower and the DIP Lender and approved by the Monitor on or before the initial DIP Advance under the DIP Facility. Except as set out in the Agreed Budgets, the Borrower shall not effect, and shall not permit to occur, any distribution of funds (whether from proceeds of the DIP Facility or otherwise) from the Borrower or any of the other Loan Parties to any non-debtor affiliate and/or subsidiary of the Borrower or any of the other Loan Parties.

PERMITTED LIENS AND PRIORITY:
All Collateral will be free and clear of all other Liens, trusts (deemed, statutory or otherwise) encumbrances and claims, except for the Permitted Liens, as defined below. “Permitted Liens” means (i) the DIP Lender’s Charge, the DIP Security and any charges created under the Initial Order subsequent in priority to the DIP Lender’s Charge, the limit and priority of each of which shall be acceptable to the DIP Lender in its discretion; (ii) existing validly perfected Liens granted by the Borrower prior to the date hereof in favour of the DIP Lender; (iii) inchoate statutory Liens arising after the Filing Date in respect of any accounts payable arising after the Filing Date in the ordinary course of business, subject to the obligation to pay all such amounts as and when due; and (iv) the Permitted Priority Liens. “Permitted Priority Liens” means: (i) the Priority Charges; (ii) specific purchase-money security interests or financing leases granted to secure Permitted Debt (other than trade payables), and in respect of which the DIP Lender has received confirmation by way of subordination or as to its limited or specific nature, all of which is to be satisfactory to the DIP Lender; (iii) statutory superpriority deemed trusts and Liens for unpaid employee source deductions; (iv) those Liens evidenced by the registrations listed in Schedule D hereto; and (v) such other permitted liens as may be agreed to in writing by the DIP Lender.

MONITOR:
The monitor appointed pursuant to the Initial Order shall be Ernst & Young Inc. (the “Monitor”), and Mr. Alex Morrison or such other person as may be acceptable to the DIP Lender shall be the person with primary responsibility for fulfillment of the Monitor’s duties in connection with the CCAA Proceeding. The DIP Lender shall be authorized by the Initial Order to have direct discussions with the Monitor, and to receive information from the Monitor as requested by the DIP Lender from time to time.

CHIEF RESTRUCTURING OFFICER:
As part of the relief sought by the Borrower in connection with the application for the Initial Order, the Borrower shall seek the appointment of a Chief Restructuring Officer acceptable to the DIP Lender (the “CRO”) of the CCAA Debtors. The terms of engagement of the CRO, including the remuneration to be paid to the CRO, must be acceptable to the DIP Lender.

FINANCIAL & OTHER REPORTING:
On or before 5:00 p.m. on the Wednesday of each week for the week ending the immediately preceding Friday, the CCAA Debtors shall deliver to the DIP Lender and the Consultants (defined below) the following reporting (the “Weekly Reporting”):
(a)    a statement of receipts and disbursements for each week, including a variance analysis from the Agreed Weekly Budget for all variances (favourable or unfavourable) of greater than 10% for any one line item (on a weekly and cumulative basis);
(b)    statement of billed accounts receivable, accrued work in process, accounts payable and statutory priority claims; and
(c)    such other information as the DIP Lender may reasonably request from time to time.
The CCAA Debtors shall deliver the following reporting to the DIP Lender (the “Additional Reporting”):
(a)    By 5:00 p.m. on the Wednesday following every fourth 4th Friday, the most recent Updated Weekly Budget;
(b)    Within 30 days of the end of each fiscal month, monthly interim financial statements (which shall include balance sheet and income statement compared against previous year and the Agreed Monthly Budget, for such month and year to date) for each of the Loan Parties;
(c)    Within 90 days of the end of their fiscal year, annual accountant prepared financial statements signed by an authorized officer of the Borrower and each of the Loan Parties; and
(d)    Such other information as the DIP Lender may reasonably request from time to time.
The Weekly Reporting and the Additional Reporting are referred to together as the “Reporting”.

INDEMNITY:
The Borrower and the other Loan Parties agree to indemnify and hold harmless, the DIP Lender and its affiliates and officers, directors, employees, representatives, advisors, solicitors and agents (collectively, the “Indemnified Persons”) from and against any and all actions, lawsuits, proceedings (including any investigations or inquires), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any of the Indemnified Persons as a result of, in connection with or in any way related to the DIP Facility, the proposed or actual use of proceeds of the DIP Facility, this Agreement, the CCAA Proceeding or the DIP Credit Documentation. Notwithstanding the foregoing, the Borrower and the other Loan Parties shall have no obligation to indemnify any Indemnified Person against any such loss, liability cost or expense (x) to the extent they are found by a final judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of such Indemnified Person or (y) to the extent arising from any dispute solely among Indemnified Persons other than any claims arising out of any act or omission on the part of the Borrower or the other Loan Parties. The DIP Lender shall not be responsible or liable to the Borrower or any of the other Loan Parties or any other person for consequential or punitive damages.

REPRESENTATIONS AND WARRANTIES:
Each of the Loan Parties represents and warrants to the DIP Lender, upon which the DIP Lender relies in entering into this Agreement and the other DIP Credit Documentation, that:
1.    The transactions contemplated by this Agreement and the other DIP Credit Documentation:
(a)    upon the granting of the Initial Order and the DIP Order, are within the powers of the Loan Parties;
(b)    have been duly authorized, executed and delivered by or on behalf of the Loan Parties;
(c)    upon the granting of the Initial Order and the DIP Order, constitute legal, valid and binding obligations of the Loan Parties;
(d)    upon the granting of the Initial Order and the DIP Order, do not require the consent or approval of, registration or filing with, or any other action by, any governmental authority, other than filings which may be made to register or otherwise record the DIP Lender’s Charge or any DIP Security granted pursuant to the DIP Credit Documentation;
2.    The business operations of the Loan Parties have been and will continue to be conducted in material compliance with all applicable laws of each jurisdiction in which each such business has been or is being carried on subject to the provisions of the CCAA and any court Order issued by the CCAA Court within the CCAA Proceeding;
3.    Each of the Loan Parties has obtained all material licences and permits required for the operation of its business, which licences and permits remain in full force and effect. No proceedings have been commenced to revoke or amend any of such licences or permits;
4.    Each of the Loan Parties has paid where due its obligations for payroll, employee source deductions, Harmonized Sales Tax, and is not in arrears in respect of these obligations;
5.    All factual information provided by or on behalf of the Loan Parties’ to the DIP Lender for the purposes of or in connection with this Agreement or any transaction contemplated herein is, to the best of the Loan Parties’ knowledge, true and accurate in all material respects on the date as of which such information is dated or certified and is not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not materially misleading at such time in light of the circumstances under which such information was provided;
6.    As of August 29, 2014, the amount outstanding under the Pre-Filing Unsecured Credit Agreement is the principal amount of CAD$1,419,286,854.56, together with accrued and unpaid interest not previously waived to the date of payment and all recoverable fees and expenses owing pursuant to the Pre-Filing Unsecured Credit Agreement (the “Pre-Filing Unsecured Loan Amount”) and the Unsecured Pre-Filing Loan Amount is due and owing in accordance with its terms, subject to the stay created by the Initial Order;
7.    As of August 29, 2014, the amount outstanding under the Pre-Filing Secured Credit Agreement is the principal amount of USD $187,969,996, together with accrued and unpaid interest not previously waived to the date of payment and all recoverable fees and expenses owing pursuant to the Pre-Filing Secured Credit Agreement (the “Pre-Filing Secured Loan Amount”) and the Pre-Filing Secured Loan Amount is due and owing in accordance with its terms, subject to the stay created by the Initial Order;
8.    The Pre-Filing Debt owing by the Borrower and the other CCAA Debtors to the USS Vendors is due and owing in accordance with its terms, subject to the stay created by the Initial Order; and
9.    All security (the “Existing Security”) granted by the Borrower securing the Borrower’s obligations under the Pre-Filing Secured Credit Agreement is valid and binding upon the Borrower.

AFFIRMATIVE COVENANTS:
In addition to all other covenants and obligations contained herein, the Borrower and the other Loan Parties agree and covenant to perform and do each of the following until the DIP Facility is permanently and indefeasibly repaid and cancelled:
1.    Comply with the provisions of the CCAA Court orders made in the CCAA Proceeding including, without limitation, the Initial Order, the DIP Approval Process Order and the DIP Order (collectively, the “Court Orders” and each a “Court Order”);
2.    Utilize all DIP Advances in a manner that is consistent with the Agreed Budgets in all material respects to the extent reasonably practicable in the circumstances;
3.    Comply with the CCAA Timetable. Without limiting the foregoing, the Borrower shall:
(a)    obtain a Court Order (the “Hamilton Works SISP Order”) approving a sale and investment solicitation process (the “Hamilton Works SISP”) in respect of the Borrower’s 813 acres of real property located on Hamilton Harbour in Hamilton, Ontario (the “Port Lands”), coke ovens (“Coke Ovens”), assets used for finishing (“Finishing Assets”), steel-making (“Production Assets”) and other operating assets and business operations located in Hamilton, Ontario (collectively, “Hamilton Works”), which process must be reasonably satisfactory to the DIP Lender, by the Filing Date + 60 days.  Subject to CCAA Court approval, the Hamilton Works SISP shall invite offers to refinance or recapitalize Hamilton Works or to purchase the Coke Ovens, Port Lands, Finishing Assets, Production Assets and other assets comprising Hamilton Works both individually and on an en bloc basis;
(b)    close any sale, refinancing or investment transaction(s) pursuant to the Hamilton Works SISP as approved by the CCAA Court and acceptable to the DIP Lender as soon as reasonably practicable, but no later than October 31, 2015;
(c)    with the assistance of the Monitor, conduct a claims process which is reasonably satisfactory to the DIP Lender and approved by the CCAA Court (the “Claims Process”) in respect of the CCAA Debtors, provided that the final determination in accordance with the Claims Process of the validity and amount of of any material non-contingent claims partially or fully disallowed by the Monitor shall be made prior to the commencement of the Lake Erie Works SISP (as defined below);
(d)    obtain a Court Order (the “LEW SISP Order”) approving a sale and investment solicitation process (the “Lake Erie Works SISP”) in respect of the Borrower’s 6600 acres of real property located in Nanticoke, Ontario (the “Nanticoke Lands”), Coke Ovens, assets used for iron and steel-making (“Production Assets”), hot rolling (“Rolling Assets”), finishing (“Finishing Assets”), pickling (“Pickle Line”) and other operating assets and business operations (collectively, “Lake Erie Works”), which process must be reasonably satisfactory to the DIP Lender, by March 15, 2015. Subject to CCAA Court approval, the Lake Erie Works SISP shall invite offers to refinance or recapitalize Lake Erie Works or to purchase the Nanticoke Lands, Production Assets, Rolling Assets, Finishing Assets, Pickle Line and other assets comprising Lake Erie Works both individually and on an en bloc basis;
(e)    close any sale, refinancing or investment transaction(s) pursuant to the Lake Erie Works SISP as approved by the CCAA Court and acceptable to the DIP Lender as soon as reasonably practicable, but no later than October 31, 2015;
(f)    propose a Plan or Restructuring Option to the DIP Lender by October 31, 2015, with implementation of any Plan or Restructuring Option acceptable to the DIP Lender or before December 31, 2015.
4.    Allow the DIP Lender, its designated representatives and the Consultants full access to the books and records of the Loan Parties on reasonable notice and during normal business hours and cause management thereof to fully cooperate with the Consultants;
5.    Provide the DIP Lender with draft copies of all motions, applications, proposed orders or other material or documents that any of them intend to file within the CCAA Proceeding at least three (3) days prior to any such filing or, where it is not practically possible to do so at least three days prior to any such filing, as soon as possible;
6.    The Initial Order, the DIP Order and any other Court Orders which are being sought by the CCAA Debtors shall be submitted to the CCAA Court in a form confirmed in advance to be satisfactory to the DIP Lender, subject to any amendments that are required by the CCAA Court or the Borrower that are acceptable to the DIP Lender;
7.    Any and all materials of the CCAA Debtors in respect of a proposed Plan or any other transaction involving the refinancing of the Borrower and/or the other Loan Parties, the sale of all or substantially all of the assets of the Borrower or the other Loan Parties or any other restructuring of the Loan Parties’ businesses and operations, including any liquidation, bankruptcy or other insolvency proceeding in respect of any of the Loan Parties (a “Restructuring Option”) shall only be submitted to the CCAA Court in a form confirmed in advance to be satisfactory to the DIP Lender;
8.    None of the Loan Parties shall provide or seek or support a motion by another party to provide to a third party a charge upon any of the Loan Parties’ assets (including, without limitation, a critical supplier’s charge) without the prior consent of the DIP Lender;
9.    The Borrower and the other Loan Parties shall promptly advise the DIP Lender of any proposal received from a third party in respect of a Restructuring Option or any other transaction to be carried out pursuant to or as part of a Plan and, thereafter, shall advise the DIP Lender of the status of any such proposal as well as any material amendments to the terms thereof;
10.    The Borrower shall not carry out any changes to the composition (including the addition, removal or replacement of directors or officers) of the Board of Directors or the officers (including the CRO) of the Borrower or any of the other Loan Parties without first consulting with the DIP Lender;
11.    Unless such payments are first approved by the DIP Lender, neither the Borrower nor any of the Loan Parties shall:
(i) increase any termination or severance entitlements or pay any termination or severance payments whatsoever;
(ii) make any payments by way of a “KERP”; or
(iii) increase compensation or other benefits or pay any bonuses, other than under (a) the Borrower’s short term incentive plan (“STIP”), consistent with past practice, (b) the Borrower’s long term incentive plan (“LTIP”), consistent with past practice, or (c) other employment arrangements or agreements governing the payment of compensation or bonuses (such as retention/bonus letters, increases to vacation entitlement or RRSP contribution matching), consistent with past practice to directors, senior officers or senior management;
12.    Provide to the DIP Lender a weekly status update regarding the status of the CCAA Proceeding and their restructuring process including, without limitation, reports on the progress of any Plan, Restructuring Option, the SISP and any information which may otherwise be confidential subject to same being maintained as confidential by the DIP Lender. Notwithstanding the foregoing disclosure obligation or any other term of this Agreement, none of the CCAA Debtors shall be obligated to disclose to the DIP Lender any information regarding the identify of any bidders or the details of bids received by the Borrower or the Monitor as part of a SISP unless such information is otherwise disclosed to other stakeholders in the CCAA Proceeding;
13.    Provide the Reporting in the form and at the times required by this Agreement;
14.    Use all reasonable efforts to keep the DIP Lender apprised on a timely basis of all material developments with respect to the business and affairs of the Loan Parties, the development of a Plan and/or a Restructuring Option;
15.    Deliver to DIP Lender the Updated Weekly Budgets and, if requested by the DIP Lender, the Updated Monthly Budgets, as set out herein, and such other reporting and other information from time to time as is reasonably requested by the DIP Lender in form and substance satisfactory to the DIP Lender. Without limiting the foregoing, the CCAA Debtors shall deliver to the Lender: (i) within one (1) business day of delivery thereof to the Monitor, copies of all financial reporting provided to the Monitor; and (ii) within one (1) business day of receipt from the Monitor any reports or other commentary or analysis received by the CCAA Debtors from the Monitor regarding the financial position of the CCAA Debtors or otherwise in respect of any of the financial information referenced in the Reporting;
16.    Use the proceeds of the DIP Facility and other cash on hand only for the purposes of the short-term liquidity needs of the Loan Parties in a manner consistent with the Agreed Budgets in all material respects to the extent reasonably practicable in the circumstances;
17.    Preserve, renew and keep in full force its corporate existence and its material licenses, permits, approvals, etc. required in respect of its business, properties, assets or any activities or operations carried out therein;
18.    Maintain all insurance with respect to the Collateral in existence as of the date hereof to the extent not otherwise maintained by United States Steel Corporation or its affiliates;
19.    Forthwith notify the DIP Lender of the occurrence of any Event of Default, or of any event or circumstance that, with the passage of time, may constitute an Event of Default;
20.    Execute and deliver the DIP Credit Documentation, including such security agreements, financing statements, discharges, opinions or other documents and information, as may be reasonably requested by the DIP Lender in connection with the DIP Facility, which documentation shall be in form and substance satisfactory to the DIP Lender;
21.    Subject to the “Costs and Expenses” provision of this Agreement, pay upon request by the DIP Lender all documented DIP Lender Fees and Expenses, provided, however, that if any DIP Lender Fees and Expenses incurred after the date of this Agreement are not paid by the Borrower, the DIP Lender may in its discretion pay all such DIP Lender Fees and Expenses whereupon such amounts shall be added to and form part of the DIP Obligations;
22.    Pay when due all principal, interest, fees and other amounts payable by the Loan Parties under this Agreement and under any other DIP Credit Documentation on the dates, at the places and in the amounts and manner set forth herein;
23.    Subject to any Court Order and sufficient funding to enable it to do so, the Borrower shall continue to comply with the terms and conditions of the Settlement Agreement dated December 8, 2011 entered into by the Borrower under the provisions of the Investment Canada Act (Canada);
24.    The Borrower shall continue to pay when due all required payments and contributions under Ontario Regulations 99/06 – Stelco Inc. Pension Plans, made under the Pension Benefits Act (Ontario) (the “Stelco Regulation”) and all group registered retirement savings plans; and

25.    The Loan Parties shall continue to pay when due all post-employment benefits (“OPEBs”) to which any of the Loan Parties’ former employees are entitled.

NEGATIVE COVENANTS:
Each of the Loan Parties covenants and agrees not to do the following, other than with the prior written consent of the DIP Lender:
1.    Take any step or initiate any proceeding intended to or which could otherwise obtain for any of the Loan Parties a lawful entitlement to lock out any of their employees;
2.    Transfer, lease or otherwise dispose of all or any part of its property, assets or undertaking other than in the ordinary course of business at any one time or through a series of related transactions of more than $500,000 in the aggregate during the term of the DIP Facility unless all amounts owing hereunder are repaid in full and the DIP Facility is cancelled;
3.    Except as contemplated by this Agreement or the Initial Order, make any payment, without consent of the DIP Lender, of any debt or obligation existing as at the Filing Date (the “Pre-Filing Debt”), other than eligible financial contracts;
4.    Create, incur or permit to exist indebtedness for borrowed money other than Pre-Filing Debt, DIP Advances, post-filing accounts payable in the ordinary course of business and without duplication, Permitted Debt;
5.    Make any payments outside the ordinary course of business, subject always to the obligation to comply with the Agreed Budgets in all material respects to the extent reasonably practicable in the circumstances and the Maximum Availability under the DIP Facility;
6.    Except for the Permitted Liens or as otherwise consented to by the DIP Lender, permit any new Liens to exist on any of its properties or assets other than the Liens in favour of the DIP Lender as contemplated by this Agreement;
7.    Create or permit to exist any other Lien which is senior to or pari passu with the DIP Lender’s Charge, other than the Permitted Priority Liens; and
8.    Change its name, amalgamate, consolidate with or merge into, or enter into any similar transaction with any other entity without the consent of the DIP Lender.

EVENTS OF DEFAULT:
The occurrence of any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:
1.    Any Court Order is dismissed, stayed, reversed, vacated, amended or restated and such dismissal, stay, reversal, vacating, amendment or restatement adversely affects or would reasonably be expected to adversely affect the interests of the DIP Lender in a material manner, unless the DIP Lender has consented thereto;
2.    The issuance of any Court Order which adversely affects or would reasonably be expected to adversely affect the interests of the DIP Lender in a material manner, unless the DIP Lender has consented thereto including, without limitation:
(e)    the issuance of an order dismissing the CCAA Proceeding or lifting the stay imposed within the CCAA Proceeding to permit the enforcement of any security or claim against any of the Loan Parties or the appointment of a receiver and manager, receiver, interim receiver or similar official or the making of a bankruptcy order against any of the Loan Parties;
(f)    the issuance of an order granting any other claim or a Lien of equal or superiority status to that of the DIP Lender’s Charge other than the Priority Charges;
(g)    the issuance of an order staying, reversing, vacating or otherwise modifying the DIP Credit Documentation, or the issuance of an order adversely impacting the rights and interests of the DIP Lender, in each case without the consent of the DIP Lender;
(h)    the failure of the Borrower to diligently oppose any party that brings an application or motion for the relief set out in (a) through (c) above and/or fails to secure the dismissal of such motion or application within 60 days from the date that such application or motion is brought;
3.    The Borrower fails to take the steps, obtain the specified Court Orders or otherwise fulfill the terms of the CCAA Timetable;
4.    Failure of the Borrower to pay any amounts when due and owing hereunder;
5.    The Borrower ceases to carry on business in the ordinary course as it is carried on as of the date hereof, except where such cessation is consented to by the DIP Lender;

6.    An Updated Weekly or Monthly Budget contemplates or forecasts an adverse change or changes from the then existing Agreed Budgets and such change(s) constitute a Material Adverse Change (as defined below) (an “Updated Budget Default”) or is not delivered to the DIP Lender within two (2) business days of the requisite time frame set out herein. Without limiting the foregoing, an Updated Budget Default shall occur if any Updated Weekly Budget or Updated Monthly Budget forecasts that borrowings under the DIP Facility will exceed the Maximum Availability at any time;
7.    Any representation or warranty by any of the Loan Parties herein or in any DIP Credit Documentation shall be incorrect or misleading in any material respect when made;
8.    A Court Order is made, a liability arises or an event occurs, including any change in the business, assets, or conditions, financial or otherwise, any of the Loan Parties, that will in the DIP Lender’s judgment, acting reasonably, materially further impair the Borrower’s or the other Loan Parties’ financial condition, operations or ability to comply with its obligations under this Agreement, any DIP Credit Documentation or any Court Order or carry out a Plan or a Restructuring Option reasonably acceptable to the DIP Lender (a “Material Adverse Change”);
9.    Any material violation or breach of any Court Order by any of the Loan Parties;
10.    Failure of the Borrower or any of the other Loan Parties to perform or comply with any term or covenant of this Agreement or any other DIP Credit Documentation;
11.    Borrowings under the DIP Facility exceed the Maximum Availability at any time without the prior consent of the DIP Lender;
12.    If either of the United Steelworkers Local 1005 or Local 8782 (each a “Union” and together the “Unions”) takes any step or initiates any proceeding intended to or which would otherwise obtain for that Union a lawful entitlement to strike (including, without limitation, any step seeking the appointment of a conciliation officer under section 18(1) of the Labour Relations Act (Ontario)) or if any event occurs which may provide a Union with the lawful entitlement to strike (including, without limitation, if the Ontario Minister of Labour appoints a conciliation officer in respect of or in any way related to any of the CCAA Debtors or if a Union requests a “No Board” report be issued by the Minister of Labour (that is, a report informing the Union and the CCAA Debtor that the Minister of Labour does not consider it advisable to appoint a conciliation board) unless, prior to the Union obtaining a lawful entitlement to strike as a result of any of the foregoing (together with the occurrence of any of the other steps or events necessary to be in a lawful position to strike), the Borrower obtains a Court Order staying the Union’s entitlement to strike or staying any further step that would be required to occur before the Union is in a lawful position to strike;
13.    If any lawful or unlawful strike, work stoppage, work slowdown or any other form of labour disruption occurs involving any employees of any of the Loan Parties;
14.    Revocation or cancellation by the counterparty of any contract to which the Borrower or any of the Loan Parties is a party which has or would reasonably be expected to result in a Material Adverse Change;
15.    Any change to the composition of the Board of Directors or officers of the Borrower or any of the other Loan Parties that is not acceptable to the DIP Lender;
16.    The removal, termination, replacement or material change in the scope or extent of the authority of the CRO;
17.    Any proceeding, motion or application is commenced or filed by the Borrower or any of the other Loan Parties, or if commenced by another party, supported or otherwise consented to by the Borrower or any of the other Loan Parties, seeking the invalidation, subordination or other challenging of the terms of the DIP Facility, the DIP Lender’s Charge, this Agreement, or any of the other DIP Credit Documentation or approval of any Plan or Restructuring Option which does not have the prior consent of the DIP Lender;
18.    Any Plan is sanctioned or any Restructuring Option is consummated by any of the Loan Parties that is not consistent with or contravenes any provision of this Agreement or the other DIP Credit Documentation in a manner that is adverse to the interests of the DIP Lender or would reasonably be expected to adversely affect the interests of the DIP Lender unless the DIP Lender has consented thereto; and
19.    Except as set out in the Agreed Budgets, any of the CCAA Debtors are required by any Governmental Entity (as defined below) to make expenditures or pay damages, fines, claims, costs or expenses aggregating $5 million or more at any time on a consolidated basis to remediate, or in respect of, any Environmental Liabilities (as defined below), as the case may be. “Governmental Entity” means any federal, provincial, state, municipal, local or other government, governmental or public department, commission, board, bureau, agency or instrumentality, domestic or foreign and any subdivision, agent, commission, board or authority of any of the foregoing. “Environmental Liabilities” means all liabilities, obligations, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs and other costs and expenses, including fines, penalties, sanctions and interest incurred as a result of or related to any claim, investigation, proceeding or demand by any Governmental Entity against any of the CCAA Debtors including, without limitation, arising under or related to any law relating to the environment or in connection with any substance which is or is deemed under any applicable law to be, alone or in combination, hazardous, hazardous waste, toxic, a pollutant, a contaminant or source of pollution or contamination whether on, at, in, under, from or about or in the vicinity of any real or personal property owned by any of the CCAA Debtors.

REMEDIES:
Upon the occurrence of an Event of Default, the DIP Lender may, in its sole discretion, elect to terminate the DIP Lender’s commitment to make DIP Advances to the Borrower and accelerate all amounts outstanding under the DIP Facility. In addition, upon the occurrence of an Event of Default, the DIP Lender may, subject to the Court Orders:
1.    Apply to the Court for the appointment of a receiver, an interim receiver or a receiver and manger over the Collateral, or for the appointment of a trustee in bankruptcy of the Borrower or the other Loan Parties;
2.    Set off or combine any amounts then owing by the DIP Lender to the Loan Parties against the obligations of any of the Loan Parties to the DIP Lender;
3.    Apply to the Court for an order, on terms satisfactory to the Monitor and the DIP Lender, providing the Monitor with the power, in the name of and on behalf of the Borrower, to take all necessary steps in the CCAA Proceeding to realize on the Collateral;
4.    Exercise the powers and rights of a secured party under the Personal Property Security Act (Ontario) or any legislation of similar effect; and
5.    Exercise all such other rights and remedies available to the DIP Lender under the DIP Credit Documentation, the Court Orders and applicable law.

DIP LENDER APPROVALS:
All consents of the DIP Lender hereunder shall be in writing. Any consent, approval, instruction or other expression of the DIP Lender to be delivered in writing may be delivered by any written instrument, including by way of electronic mail.

TAXES:
All payments by the Borrower and the other Loan Parties under this Agreement and the other DIP Credit Documentation, including any payments required to be made from and after the exercise of any remedies available to the DIP Lender upon an Event of Default, shall be made free and clear of, without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings of any kind or nature whatsoever or any interest or penalties payable with respect thereto now or in the future imposed, levied, collected, withheld or assessed by any country or any political subdivision of any country (collectively, “Taxes”); provided, however, that if any Taxes are required by applicable law to be withheld (“Withholding Taxes”) from any amount payable to the DIP Lender under this Agreement or under any DIP Credit Documentation, the amounts so payable to the DIP Lender shall be increased to the extent necessary to yield to the DIP Lender on a net basis after payment of all Withholding Taxes, the amount payable under such DIP Credit Documentation at the rate or in the amount specified in such DIP Credit Documentation and the Borrower or other Loan Parties shall provide evidence satisfactory to the DIP Lender that the Taxes have been so withheld and remitted.

FURTHER ASSURANCES:
The Loan Parties shall, at their own expense, from time to time do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents (including, without limitation, certificates, declarations, affidavits, reports and opinions) and things as the DIP Lender may reasonably request for the purpose of giving effect to this Agreement.

ENTIRE AGREEMENT:
This Agreement, including the Schedules hereto and the DIP Credit Documentation, constitutes the entire agreement between the parties related to the subject matter hereof. To the extent there is any inconsistency between this Agreement and any of the other DIP Credit Documentation, this Agreement shall prevail.

AMENDMENTS AND WAIVERS:
No waiver or delay on the part of the DIP Lender in exercising any right or privilege hereunder or under any other DIP Credit Documentation will operate as a waiver hereof or thereof unless made in writing and delivered in accordance with the terms of this Agreement.

ASSIGNMENT:
The DIP Lender may assign this Agreement and its rights and obligations hereunder, in whole or in part, or grant a participation in its rights and obligations hereunder, (i) at any time to an affiliate of the DIP Lender; (ii) prior to the occurrence of an Event of Default, subject to the consent of the Borrower, not to be unreasonably withheld; and (iii) following the occurrence of an Event of Default, to any party acceptable to the DIP Lender in its sole and absolute discretion (subject to providing the Borrower and the Monitor with reasonable evidence that such assignee has the financial capacity to fulfill the obligations of the DIP Lender hereunder). Neither this Agreement nor any right and obligation hereunder may be assigned by the Borrower or any of the other Loan Parties.

SEVERABILITY:
Any provision in this Agreement or in any DIP Credit Documentation which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or effecting the validity of enforceability of such provision in any other jurisdiction.

NO THIRD PARTY BENEFICIARY:
No person, other than the Loan Parties and the DIP Lender, is entitled to rely upon this Agreement and the parties expressly agree that this Agreement does not confer rights upon any party not a signatory hereto.

COUNTERPARTS AND FACSIMILE SIGNATURES:
This Agreement may be executed in any number of counterparts and by facsimile or other electronic transmission, including in PDF format, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument. Any party may execute this Agreement by signing any counterpart of it.

NOTICES:
Any notice, request or other communication hereunder to any of the parties shall be in writing and be well and sufficiently given if delivered personally or sent by facsimile or electronic mail to the attention of the person as set forth below:
In the case of the DIP Lender:
U. S. Steel Holdings, Inc.
600 Grant Street

Pittsburgh, PA 15219
Attention: Suzanne Rich Folsom/Thomas H. Ferns

Facsimile: 412-433-6219

Email: SRFolsom@uss.com/ THFerns@uss.com
with a copy to:
Thornton Grout Finnigan LLP

Toronto-Dominion Centre

100 Wellington Street West

Suite 3200, P.O. Box 329

Toronto, ON M5K 1K7

Facsimile: (416) 304-1313
Attention: Robert I. Thornton

Email: RThornton@tgf.ca
Attention: Grant Moffat

Email: GMoffat@tgf.ca
In the case of the Borrower and the other Loan Parties:
U. S. Steel Canada Inc.

386 Wilcox Street

Hamilton, ON L8L 8K5
Attention: John Kain and Michael McQuade

Facsimile: (905) 308-7002

Email: JEKain@uss.com/ MAMcQuade@uss.com
with a copy to:
McCarthy Tetrault LLP

66 Wellington Street West

Suite 5300

Toronto, ON M5K 1E6
Attention: Jamey Gage and Richard Higa

Facsimile: (416) 868-0673

Email: rhiga@mccarthy.ca
In either case, with a copy to the Monitor:
Ernst and Young Inc.

222 Bay Street

Toronto, ON M5K 1J7
Attention: Alex Morrison

Facsimile: (416) 943-3300

Email: alex.f.morrison@ca.ey.com
with a copy to:
Bennett Jones LLP

1 First Canadian Place

100 King Street West

Suite 3400, P.O. Box 130

Toronto, ON M5X 1A4

Attention: Raj Sahni

Facsimile: (416) 863-1716

Email: sahnir@bennettjones.com

Any such notice shall be deemed to be given and received, when received, unless received after 5:00 PM local time or on a day other than a business day, in which case the notice shall be deemed to be received the next business day.

GOVERNING LAW AND JURISDICTION:	This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

In witness hereof, the parties hereby execute this Agreement as of the date first written above.

U. S. STEEL HOLDINGS, INC.
Per:	/s/ L. T. Brockway
Name:	►L. T. Brockway
Title:	►President

I have the authority to bind the Corporation

U. S. STEEL CANADA INC.
Per:	/s/ Michael A. McQuade
Name:	►Michael A. McQuade
Title:	►President & General Manager

I have the authority to bind the Corporation

As Guarantors:

U. S. STEEL TUBULAR PRODUCTS CANADA GP INC.
Per:	/s/ David Britten
Name:	►David Britten
Title:	►President

I have the authority to bind the Corporation

U. S. STEEL TUBULAR PRODUCTS CANADA LIMITED PARTNERSHIP By its General Partner, U. S. STEEL TUBULAR PRODUCTS CANADA GP INC.
Per:	/s/ David Britten
Name:	►David Britten
Title:	►President

I have the authority to bind the Corporation

4347226 CANADA INC.
Per:	/s/ Michael A. McQuade
Name:	►Michael A. McQuade
Title:	►President

I have the authority to bind the Corporation

THE STEEL COMPANY OF CANADA, LIMITED
Per:	/s/ Michael A. McQuade
Name:	►Michael A. McQuade
Title:	►President

I have the authority to bind the Corporation

THE STELCO PLATE COMPANY LTD.
Per:	/s/ Michael A. McQuade
Name:	►Michael A. McQuade
Title:	►President

I have the authority to bind the Corporation

SCHEDULE “A”
MAXIMUM AVAILABILITY

Period	Maximum Availability
Until DIP Order becomes Final Order	$35 million
After DIP Order becomes Final Order to October 31, 2014	$75 million
November 2014	$110 million
December 2014	$145 million
January 2015	$85 million
February 2015	$45 million
March 2015	$25 million
April 2015	$35 million
May 2015	$65 million
June 2015	$75 million
July 2015	$85 million
August 2015	$130 million
September 2015	$175 million
October 2015	$185 million
November 2015	$185 million
December 2015	$185 million

SCHEDULE “B”
AGREED BUDGETS
[Intentionally omitted due to confidentiality.]

SCHEDULE “C”
CCAA TIMETABLE
The following chart sets out key dates in respect of the CCAA Timetable (as the term is defined in the DIP Facility Term Sheet) as agreed to by the DIP Lender. The Borrower and the other CCAA Debtors agree that the dates set out in this CCAA Timetable shall not be amended or modified unless otherwise agreed to in writing by the DIP Lender. If a deadline date falls on a day that is not a business day in Toronto, the applicable deadline date shall be automatically extended to the next business day in Toronto. Capitalized terms in this Schedule “C” are as defined in the DIP Facility Term Sheet.

Description	Deadline Date
Filing Date – Issuance of Initial Order & DIP Approval Process Order	No later than September 16, 2014
Serve motion for DIP Order and/or amended Initial Order reflecting provisions of DIP Order	Filing Date + 4 business days
Issuance of DIP Order and/or amended Initial Order reflecting provisions of DIP Order	Filing Date + 22 days
Issuance of Hamilton Works SISP Order	Filing Date + 60 days
Closing of any sale, refinancing or investment transaction(s) pursuant to the Hamilton Works SISP	As soon as reasonably practicable, but no later than October, 31, 2015
Monitor to conduct Claims Process	Final determination by CCAA Court of validity and amount of any material non-contingent claims partially or fully disallowed by the Monitor shall be made prior to commencement of Lake Erie Works SISP
Issuance of LEW SISP Order	March 15, 2015
Closing of any sale, refinancing or investment transaction(s) pursuant to the Lake Erie Works SISP	As soon as reasonably practicable, but no later than October 31, 2015
Propose a Plan or Restructuring Option to the DIP Lender	October 31, 2015
Implementation of any Plan or completion of any Restructuring Option	December 31, 2015

SCHEDULE “D”
PERMITTED LIENS
U. S. Steel Canada Inc. (“USSC”) / Acier U. S. Canada Inc. (“AUSC”)

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
837760635	GE Capital Vehicle and Equipment Leasing Inc.	• USSC/AUSC • AUSC/USSC • AUSC • USSC	January 22, 1998
Inv, equip, accts, other, MV incl., no fixed maturity date.
-All present and after acquired motor vehicles, trailers, and goods of whatever make or description, now or hereafter leased by the Secured Party to the Debtor, together will all additions, replacement parts, accessions, attachments and improvements thereto, and all proceeds thereof, including money, chattel paper, intangibles, goods, documents of title, securities, substitutions, accounts receivables, rental and loan contracts, all personal property returned, traded in or repossessed and all insurance proceeds and any other form of proceeds thereof.

613623753	Nexcap Finance Corporation	• Stelco Inc. • USSC	March 24, 2005	Equip, accts, other - Equipment subject to Lease Agreement 8530501
626785389	Relational Funding Canada Corp.	USSC	July 6, 2006
Equip, other
- All present and future goods, including but not limited to, various computer equipment, personal computers, laptops, peripherals and software, and any replacement, substitution, addition, attachment, modification, update, revision, enhancement, accessory, insurance proceeds and the cash proceeds of any Goods, wherever located, leased by Relational Funding Canada Corp. (“Lessor”) to Stelco Inc. (“Debtor/Lessee”) pursuant to the Master Equipment Lease Agreement dated June 30, 2006 between the Lessor and Debtor/Lessee. This PPSA filing is intended to be for informational and precautionary purposes only and to give notice of Lessor’s ownership of the goods and the existence of the true lease. If any transaction entered into under the Master Equipment Lease Agreement is deemed to other than a true lease, then it is the intention of the parties that Lessor has a properly perfected security interest under the PPSA in the Goods subject to the Master Lease, or any schedule entered into pursuant thereto, now or hereafter.

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
655237476	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	July 29, 2009
Equip, other, MV incl., no fixed maturity date
- 2003 Caterpillar 657E
VIN CAT0657EP6TR00416
- One (1) Used 2003 Caterpillar 657E Tractor Scraper S/N CAT0657EP6TR00416, all attachments, accessories, accessions, replacements, substitutions, additions and improvements to the abovementioned collateral and all proceeds in any form derived directly or indirectly from any dealing with such collateral and a right to an insurance payment or any payment that indemnifies or compensates for loss or damage to such collateral or proceeds of such collateral. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

662927688	Caterpillar Financial Services Limited	• USSC • U.S. Steel Canada Incorporated • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	July 13, 2010
Equip, other, MV incl.
- 2010 Caterpillar 992K
VIN CAT0988HEBXY04009
- One (1) New 2010 Caterpillar 988H Wheel Loader S/N CAT0988HEBXY04009, C/W 9.0 Cubic Yard Bucket W/BOE, Straight Edge, all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

662927661	Caterpillar Financial Services Limited	• USSC • U.S. Steel Canada Incorporated • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	July 13, 2010
Equip, other, MV incl., no fixed maturity date
- 2010 Caterpillar 992K
VIN CAT0992KEH4C00421
- One (1) New 2010 Caterpillar 992K Wheel Loader S/N CAT0992KEH4C00421, C/W 16.0 Cubic Yard Rock Bucket with Spade Edge and Bolt on Cutting Edge, all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
662927652	Caterpillar Financial Services Limited	• USSC • U.S. Steel Canada Incorporated • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	July 13, 2010
Equip, other, MV incl., no fixed maturity date
- 2010 Caterpillar 988H
VIN CAT0988HLBXY04010
- One (1) New 2010 Caterpillar 988H Wheel Loader S/N CAT0988HLBXY04010, C/W 9.0 Cubic Yard Rock Bucket w/BOE, Straight Edge, all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

663198165	Caterpillar Financial Services Limited	• USSC • U.S. Steel Canada Incorporated • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	July 23, 2010
Equip, other, MV incl., no fixed maturity date
- 2010 Caterpillar 775F
VIN CAT0775FPDLS01157
- One (1) NW 2010 Caterpillar 775F Off Highway Truck S/N CAT0775FPDLS01157 all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

664542387	Caterpillar Financial Services Limited	• USSC • U.S. Steel Canada Incorporated • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	September 20, 2010
Equip, other, MV incl., no fixed maturity date
- 2010 Caterpillar 14M
VIN CAT0014MAB9J01367
- One (1) 2010 Caterpillar Motor Grader Model 14M S/N CAT0014MAB9J01367 all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
664542378	Caterpillar Financial Services Limited	• USSC • U.S. Steel Canada Incorporated • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	September 20, 2010
Equip, other, MV incl., no fixed maturity date
- 2010 Caterpillar 14M
VIN CAT0014MVB9J01366
- One (1) 2010 Caterpillar Motor Grader Model 14M S/N CAT0014MVB9J01366 all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

665073657	National Leasing Group Inc.	• USSC • AUSC	October 12, 2010
Equip
- all tape libraries, tape drives of every nature or kind described in Lease number 2511200 between the Secured Party, as lessor, and the Debtor, as lessee, as amended from time to time, together will all attachments, accessories and substitutions.

665898129	Wheels Leasing Canada, Ltd.	U.S. Steel Canada	November 16, 2010	Equip, MV incl., $27,448.00, no fixed maturity date - 2011 Ford Taurus 4DR S VIN 1FAHP2DW0BG124519
669826881	Ricoh Canada Inc.	USSC	May 12, 2011	Equip, other
674674371	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	November 28, 2011
Equip, MV incl.
- 2008 Caterpillar 775F
VIN CAT0775FADLS00596
- One (1) 2008 Caterpillar 775F Off Highway Truck S/N CAT0775FADLS00596 together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

674746524	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	November 30, 2011
Equip, MV incl.
- 2011 Caterpillar 988H
VIN CAT00D8TCJ8B00574
- One (1) 2011 Caterpillar D8T Track-Type Tractor S/N CAT00D8TCJ8B00574 together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
674746515	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	November 30, 2011
Equip, MV incl.
- 2011 Caterpillar 988H
VIN CAT0988HHBXY04154
- One (1) 2011 Caterpillar 988H Wheel Loader S/N CAT0988HHBXY04154 together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

674746497	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	November 30, 2011
Equip, MV incl.
- 2011 Caterpillar 988H
VIN CAT0988HHBXY04459
- One (1) 2011 Caterpillar 988H Wheel Loader S/N CAT0988HHBXY04459 together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

677790576	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	April 23, 2012
Equip, MV incl.
- 2007 Caterpillar 657G
VIN CAT0657GLW1B00112
- One (1) 2007 Caterpillar 657G Wheel Scraper S/N CAT0657GLW1B00112 together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

677790567	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	April 23, 2012
Equip, MV incl.
- 2007 Caterpillar 657G
VIN CAT0657GVW1B00110
- One (1) 2007 Caterpillar 657G Wheel Scraper S/N CAT0657GVW1B00110 together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
677790558	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	April 23, 2012
Equip, MV incl.
- 2007 Caterpillar 657G
VIN CAT0657GAW1B00111
- One (1) 2007 Caterpillar 657G Wheel Scraper S/N CAT0657GAW1B00111 together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

678050541	Ricoh Canada Inc.	USSC	May 2, 2012	Equip - Ricoh Photocopiers complete with all parts, attachments and accessories included.
678183255	Ricoh Canada Inc.	USSC	May 7, 2012	Equip - Ricoh Photocopiers complete with all parts, attachments and accessories included.
679068459	Ricoh Canada Inc.	USSC	June 8, 2012	Equip, other
680025843	National Leasing Group Inc.	USSC	July 18, 2012
Equip
- All computer systems, software of every nature or kind described in Lease number 2583201 between the Secured Party, as Lessor and the Debtor, as Lessee, as amended from time to time, together with all attachments, accessories and substitutions.

680496642	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	August 7, 2012
Equip, MV incl.
- 2012 Caterpillar 775G
VIN CAT0775GCMJS00325
- One (1) 2012 Caterpillar 775G Off Highway Truck S/N CAT0775GCMJS00325 together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

681314877	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	September 10, 2012
Equip, MV incl.
- 2012 Caterpillar 775G
VIN CAT0775GAMJS00327
- One (1) 2012 Caterpillar 775G Off Highway Truck S/N CAT0775GAMJS00327 together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
681618906	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	September 21, 2012
Equip, MV incl.
- 2012 Caterpillar 775G
VIN CAT0775GAMJS00330
- One (1) 2012 Caterpillar 775G Off Highway Truck S/N CAT0775GAMJS00330 together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

682467057	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	October 29, 2012
Equip, MV incl.
- 1998 Caterpillar 657E
VIN 6TR00208
- One (1) 1998 Caterpillar 657E Water Tanker/Scrapper S/N 6TR00208 comes with new Klein 12,000 US GAL Tanker, together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

684756045	Wheels Leasing Canada, Ltd.	U.S. Steel Canada	February 19, 2013	Equip, MV incl., $52,067.00 - 2013 Buick Enclave AWD 4DR PRE VIN 5GAKVDKD2DJ151389
685991259	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	April 11, 2013
Equip, MV incl.
- 2012 Caterpillar D6TLGP
VIN CAT00D6TEKSB01231
- One (1) 2012 Caterpillar D6TLGP Track Type Tractor C/W VPAT Blade together with all attachments, accessories, accessions, replacements, substitutions, additions... [see above Reference File No. 655237476].

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
689295573	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	August 7, 2013
Equip, other, MV incl., no fixed maturity date
- 2010 Caterpillar 992K
VIN CAT0992KEH4C00421
- 2010 Caterpillar 988H
VIN CAT0988HLBXY04010
- 2010 Caterpillar 775F
VIN CAT0775FPDLS01157
- 2010 Caterpillar 988H
VIN CAT0988HEBXY04009
- One (1) 2010 Caterpillar 992K Wheel Loader S/N CAT0992KEH4C00421, one (1) 2010 Caterpillar 988H Wheel Loader S/N CAT0988HLBXY04010, one (1) Caterpillar 775F Off Highway Truck S/N CAT0775FPDLS01157 and one (1) 2010 Caterpillar 988H Wheel Loader S/N CAT0988HEBXY04009 all proceeds of every type, item or kind including but not limited to goods, chattel paper, instruments, securities, intangibles, documents of title, money and any property or obligations received when such collateral or proceeds are sold, collected, dealt with, exchanged or otherwise disposed of. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

689295429	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	August 7, 2013
Equip, other, MV incl., no fixed maturity date
- 2010 Caterpillar 14M Motor Grader
VIN CAT0014MAB9J01367
- 2010 Caterpillar 14M Motor Grader
VIN CAT0014MVB9J01366
- One (1) 2010 Caterpillar Motor Grader Model 14M S/N CAT0014MAB9J01367 and one (1) 2010 Caterpillar Motor Grader Model 14M S/N CAT0014MVB9J01366 all proceeds of every type, item or kind including but not limited to goods, chattel paper, instruments, securities, intangibles, documents of title, money and any property or obligations received when such collateral or proceeds are sold, collected, dealt with, exchanged or otherwise disposed of. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
689321448	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • USSC AUSC • AUSC USSC • AUSC/USSC	August 8, 2013
Equip, MV incl.
- 2008 Caterpillar 775F
VIN CAT0775FADLS00596
- 2011 Caterpillar 988H
VIN CAT0988HHBXY04459
- 2011 Caterpillar 988H
VIN CAT0988HHBXY04154
- 2006 Caterpillar D8T
VIN CAT00D8TCJ8B00574
 - One (1) 2006 Caterpillar D8T Track Type Tractor S/N CAT00D8TCJ8B00574, one (1) 2008 Caterpillar 775F Off Highway Truck S/N CAT0775FADLS00596, one (1) 2011 Caterpillar 988H Wheel Loader S/N CAT0988HHBXY04459 C/W 10.0 Cubic Yard GP Straight Edge Bucket W/BOE, one (1) 2011 Caterpillar 988H Wheel Loader S/N CAT0988HHBXY04154 C/W 10.0 Cubic Yard GP Straight Edge Bucket W/BOE all proceeds of every type, item or kind including but not limited to goods, chattel paper, instruments, securities, intangibles, documents of title, money and any property or obligations received when such collateral or proceeds are sold, collected, dealt with, exchanged or otherwise disposed of. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

689312781	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • USSC AUSC • AUSC USSC	August 8, 2013
Equip, MV incl.
- 2007 Caterpillar 657G
VIN CAT0657GAW1B00111
- 2007 Cateroillar 657G
VIN CAT0657GAW1B00110
 - One (1) 2007 Caterpillar 657G Wheel Scraper S/N CAT0657GAW1B00111, one (1) 2007 Caterpillar 657G Wheel Scraper S/N CAT0657GAW1B00110 all proceeds of every type, item or kind including but not limited to goods, chattel paper, instruments, securities, intangibles, documents of title, money and any property or obligations received when such collateral or proceeds are sold, collected, dealt with, exchanged or otherwise disposed of. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

689311827	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	August 8, 2013
Equip, MV incl.
- 2007 Caterpillar 657G
VIN CAT0657GLW1B00112
- One (1) 2007 Caterpillar 657G Wheel Scraper S/N CAT0657GLW1B00112 all proceeds of every type, item or kind including but not limited to goods, chattel paper, instruments, securities, intangibles, documents of title, money and any property or obligations received when such collateral or proceeds are sold, collected, dealt with, exchanged or otherwise disposed of. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
689345685	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	August 9, 2013
Equip, MV incl.
- 2012 Caterpillar 775G
VIN CAT0775GAMJS00327
- One (1) 2012 Caterpillar 775G Track Type Tractor S/N CAT0775GAMJS00327 all proceeds of every type, item or kind including but not limited to goods, chattel paper, instruments, securities, intangibles, documents of title, money and any property or obligations received when such collateral or proceeds are sold, collected, dealt with, exchanged or otherwise disposed of. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

689330916	Caterpillar Financial Services Limited	• USSC • UAUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	August 9, 2013
Equip, MV incl.
- 2012 Caterpillar D6TLGP
VIN CAT006TEKSB01231
- One (1) 2012 Caterpillar D6TLGP Track Type Tractor S/N CAT006TEKSB01231 C/W VPAT Blade all proceeds of every type, item or kind including but not limited to goods, chattel paper, instruments, securities, intangibles, documents of title, money and any property or obligations received when such collateral or proceeds are sold, collected, dealt with, exchanged or otherwise disposed of. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

689330907	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	August 9, 2013
Equip, MV incl.
- 2012 Caterpillar 775G
VIN CAT0775GAMJS00330
- One (1) 2012 Caterpillar 775G Off Highway Truck S/N CAT0775GAMJS00330 all proceeds of every type, item or kind including but not limited to goods, chattel paper, instruments, securities, intangibles, documents of title, money and any property or obligations received when such collateral or proceeds are sold, collected, dealt with, exchanged or otherwise disposed of. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

689330844	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	August 9, 2013
Equip, MV incl.
- 2012 Caterpillar 775G
VIN CAT0775GCMJS00325
- One (1) 2012 Caterpillar 775G Off Highway Truck S/N CAT0775GCMJS00325 all proceeds of every type, item or kind including but not limited to goods, chattel paper, instruments, securities, intangibles, documents of title, money and any property or obligations received when such collateral or proceeds are sold, collected, dealt with, exchanged or otherwise disposed of. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
689330817	Caterpillar Financial Services Limited	• USSC • AUSC • USSC/AUSC • AUSC/USSC • USSC AUSC • AUSC USSC	August 9, 2013
Equip, MV incl.
- 1998 Caterpillar 657E
VIN 6TR00208
- One (1) 1998 Caterpillar 657E wheel tractor-scraper S/N 6TR00208 C/W new Klein 12,000 US GAL Tanker all proceeds of every type, item or kind including but not limited to Goods, Chattel Paper, Instruments, Securities, Intangibles, Documents of Title, Money and any property or obligations received when such collateral or proceeds are sold, collected, dealt with, exchanged or otherwise disposed of. Proceeds, Goods, Securities, Documents of Title, Chattel Paper, Instruments, Money and Intangibles.

691242156	Comsource, Inc. MB Financial Bank, N.A. (6111 N. River Rd.)	USSC	October 22, 2013
Equip, other
- All present and future goods including, but not limited to, various computer equipment, personal computers, laptops, peripherals and software, and any replacement, substitution, addition, attachment, modification, update, revision, new version, enhancement, accessory, insurance proceeds and the cash proceeds of any goods, wherever located, leased by Comsource, Inc. (“Lessor”) to USSC (“Debtor/Lessee”) pursuant to the Master Lease Agreement dated February 20, 2013, between Lessor and Debtor/Lessee. This UCC filing is intended to be for informational and precautionary purposes only and to give notice of Lessor’s ownership of the Goods and the existence of a true lease. If any transaction entered into under the Master Lease is deemed to be other than a true lease, then it is the intention of the parties that Lessor has a properly perfected security interest under the Uniform Commercial Code in the Goods subject to the Master Lease Agreement.

695009844	Sirco Machinery Company Limited	USSC	April 7, 2014	Equip, $51,210 -one Haas mini mill vertical machining center with WIPS-R, WL, 8M, PS24CT And 2 days training. Serial number SN-1109905 – US Funds.
696510234	Black Diamond LP by way of its general partner Black Diamond Group Inc.	USSC	May 27, 2014	Equip, no fixed maturity date -EL-00003, SN 1240L006, Value-$31,895.00, located at US Steel Nanticoke.

U. S. Steel Tubular Products Canada GP Inc.

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
No registrations.

U. S. Steel Tubular Products Canada Limited Partnership

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
No registrations.

4347226 Canada Inc.

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
No registrations.

The Steel Company of Canada, Limited

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
No registrations.

The Stelco Plate Company Ltd.

Reference File No.	Secured Party	Debtor	Date of PPSA Registration	Collateral Secured and Comments
No registrations.